EXHIBIT 99.1

Report From The President

DATE:	November 17, 2022

FEDERAL HOME LOAN BANK OF NEW YORK

DECLARES A 6.75% DIVIDEND FOR THE THIRD QUARTER OF 2022

I am pleased to announce that, on November 17, 2022, our Board of Directors approved a dividend for the third quarter of 2022 of 6.75% (annualized).  The dollar amount of the dividend will be approximately $87.3 million.  The cash dividend will be distributed on November 18, 2022.

As members continue to navigate a changing economic environment and seek to enhance their liquidity positions, advances at the FHLBNY and across the Federal Home Loan Bank System have steadily increased throughout 2022.  Our reliability is reflected not only in the ability to consistently meet the funding needs of our members, but in our quarterly dividend – a return on the capital our members have invested in our cooperative.

We filed our Form 10-Q for the third quarter of 2022 with the U.S. Securities and Exchange Commission on November 10, 2022.

Sincerely,

José R. González

President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK • 101 PARK AVENUE • NEW YORK, NY 10178 • T: 212.681.6000 • WWW.FHLBNY.COM